UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2017 (November 15, 2017)
______________________

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2820 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 470-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2017 (the “Effective Date”), Align Technology de Costa Rica, S.R.L. ("Buyer"), a subsidiary of Align Technology, Inc. (the "Company"), and Belen Business Center CR, S.A. (“Seller”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) which provides for the purchase by Buyer of one building located in Belen, Costa Rica (the “Property”) from Seller, consisting of (i) title and ownership of 44 condominium units comprising the Property, (ii) an undivided interest in certain common elements, (iii) exclusive use of certain common areas approved by the condominium owners assembly; (iv) exclusive use of 421 vehicle parking spaces, and (iv) certain rights and privileges associated with the Property as set forth in the Purchase Agreement (the "Property Purchase").

The purchase price for the Property is $25.6 million subject to certain adjustments as set forth in the Purchase Agreement (the “Purchase Price”). The Purchase Price will be paid by the Company in a series, with the first such installment being equal to $5.1 million and payable within three business days of the Effective Date. To guarantee completion, Seller shall issue promissory notes in favor of the Company concomitant to each installment payment and for the same amount of such payment.  The Company has until midnight (Costa Rican time) of December 15, 2017 to make studies and investigations as deemed necessary, including verification of the physical condition of the Property (the “Due Diligence Period”). Buyer’s purchase of the Property is contingent upon Buyer’s approval of the building located on the Property and its title, in Buyer’s sole and absolute discretion, on or before the expiration of the Due Diligence Period. During the Due Diligence Period, Buyer is entitled to unilaterally terminate the Purchase Agreement by sending notice to Seller.  If the Company terminates the Purchase Agreement for any reason other than due to Seller’s default, the Company shall forfeit a portion of the initial $5.1 million payment equal to 10% of the Purchase Price. The closing is expected to occur on October 31, 2018, subject to the satisfaction of closing conditions, the execution of certain ancillary agreements and any extensions contemplated by the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement between Align Technology de Costa Rica, S.R.L and Belen Business Center CR, S.A, dated November 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 20, 2017	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Legal and Corporate Affairs and General Counsel